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                                                        June 3, 1997

Diamond Cable Communications Plc,
     Diamond Plaza,
          Daleside Road,
               Nottingham NG2 3GG,
                   England.

Dear Sirs:

     We have acted as special United States counsel to Diamond Cable Communications Plc (the "Company") in connection with the exchange offer by the Company of its 10 3/4% Senior Discount Notes due February 15, 2007 (the "Notes"). We hereby confirm to you our opinion as set forth in the Prospectus included in the Registration Statement on Form S-4 relating to the Notes (the "Registration Statement") under the caption "Taxation - United States".

     We hereby consent to the use of our name and filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                        Very truly yours,
                                                        SULLIVAN & CROMWELL